UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 28, 2008

Switch & Data Facilities Company, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33302	59-3641081
(State or Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1715 North Westshore Boulevard, Suite 650

Tampa, FL 33607

(813) 207-7700

(Addresses of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 27, 2008, Switch & Data Holdings, Inc. (the “Borrower”), the wholly owned subsidiary of Switch & Data Facilities Company, Inc. (the “Company”), entered into a Fourth Amended and Restated Credit Agreement (the “Credit Agreement”) with an effective date of March 28, 2008 (the “Effective Date”), among the Borrower, the lender parties thereto (the “Lenders”), Royal Bank of Canada, as Administrative Agent (the “Agent”) and Documentation Agent; General Electric Capital Corporation, as the Syndication Agent; and RBC Capital Markets Corporation and GE Capital Markets, Inc., as the joint lead arrangers and joint bookrunners. Pursuant to the Credit Agreement, the Lenders provided the Borrower with (i) a $120 million term loan (the “Term Loan”) which was funded on the Effective Date, (ii) a $22.5 million delayed draw term loan (the “Delayed Draw Term Loan”) which can be funded at the option of the Borrower no later than March 27, 2009, and (iii) a $15 million revolving loan (the “Revolver”) under which the Borrower can request loans and letters of credit (up to a sublimit of $5 million) from time to time until September 26, 2013. In addition, the Borrower has the option to request an incremental term loan (the “Incremental Term Loan”) of up to $50 million before March 27, 2009, subject to the willingness of the existing Lenders and new Lenders to make the Incremental Term Loan, on terms to be established at the time of the request

The Credit Agreement amends and restates the Borrower’s Third Amended and Restated Credit Agreement dated October 13, 2005, as amended (the “Existing Credit Agreement”), which provided for a $25 million term loan A, a $75 million term loan B, and a $10 million revolving loan. The term loan A and the revolving loan were to mature on October 13, 2010, and the term loan B was to mature on October 13, 2011. The Original Credit Agreement was entered into among the Borrower, the lenders party thereto, Deutsche Bank AG New York Branch as Administrative Agent (the “Existing Agent”), Canadian Imperial Bank of Commerce and Royal Bank of Canada, as the co-documentation agents , CIT Lending Services Corporation and BNP Paribas, as the co-syndication agents, and Deutsche Bank Securities Inc. and BNP Paribas as the joint lead arrangers. Immediately prior to the Effective Date under the Credit Agreement, the Existing Agent resigned as agent under the Existing Credit Agreement, the Agent was appointed administrative agent under the Credit Agreement, the Existing Agent assigned all of its rights and obligations as agent to the Agent, and the lenders under the Existing Credit Agreement assigned their loans and commitments under the Existing Credit Agreement to Royal Bank of Canada. On the Effective Date, only $38.2 million was outstanding under term loan B and a $1.4 million letter of credit was outstanding under the revolving loan.

On the Effective Date, the full $120 million of the Term Loan was funded, of which $38.2 million was used to refinance the $38.2 million of term debt remaining outstanding under the Existing Credit Agreement. On the Effective Date, no fundings occurred under the Delayed Draw Term Loan or the Revolver, and, other than the existing $1.4 million letter of credit under the revolving loan portion of the Existing Credit Agreement, no letters of credit were issued under the Revolver. The remaining Term Loan proceeds and any proceeds of the Delayed Draw Term Loan and the Revolver are required to be used for working capital and other general corporate purposes and to fund capital expenditures of the Company and its subsidiaries.

Pursuant to the Credit Agreement, among other things:

•

Quarterly payments of principal of the Term Loan and the Deferred Draw Term Loan, if any, will commence on March 31, 2010. Each of the quarterly payments through December 31, 2010 will be equal to 2.5% of the aggregate principal amount of such loans funded under the Credit Agreement, with the percentage increasing to 5.0% for payments beginning March 31, 2011 through December 31, 2012 and to 10% for payments beginning March 31, 2013 through March 27, 2014. Principal under the Revolver is due, if not paid earlier, on September 27, 2013.

•

Interest accrues on outstanding balances, at the Borrower’s option, at a rate equal to (a) 2.5% to 3.5% above the base rate (equal to the greater of the Agent’s prime rate and 0.5% above the federal funds rate) or (b) 3.5% to 4.5% above the LIBOR Rate, where the applicable margin changes based on the Company’s consolidated total leverage ratio. The current rate of interest is 3.5% above the base rate or 4.5% above the LIBOR Rate.

•	Fees include an unused facility fee based on the unused Revolver commitment and the unused Delayed Draw Term Loan commitment.

•	Borrowings under the Credit Agreement are secured by substantially all of the assets of the Company and its subsidiaries.

•

The Company and its subsidiaries are required to comply with a number of affirmative, negative and financial covenants. Among other things, these covenants restrict the Company’s ability to pay dividends and fund foreign subsidiaries.

•

The Company must also maintain various financial covenants, including a Consolidated Total Leverage Ratio, a Consolidated Senior Leverage Ratio, an Annualized Consolidated Interest Coverage Ratio, and an Annualized Consolidated Fixed Charge Coverage Ratio.

•

Prepayments of the loan facilities are required under various circumstances, including those relating to the issuance of debt or equity, asset sales, receipt of casualty proceeds, and excess cash flow.

•

If the Company does not comply with the various financial and other covenants and requirements of the Credit Agreement, the Agent and the Lenders may, subject to various customary cure rights, require the immediate payment of all amounts outstanding under the Credit Agreement and exercise remedies against the collateral and otherwise.

Some of the lenders under the Existing Credit Agreement and the Credit Agreement, or their affiliates, have various other relationships with the Company and its subsidiaries involving the provision of financial services, including deposit and securities accounts, interest rate swap agreements, and investment banking relationships. In addition, many of the lenders under the Existing Credit Agreement are Lenders under the Credit Agreement, the Existing Agent under the Existing Credit Agreement is a Lender under the Credit Agreement, and the Agent under the Credit Agreement was a lender under the Existing Credit Agreement.

The foregoing summary of the Credit Agreement is not complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 is incorporated into this Item 1.02.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed herewith:

Exhibit 10.1	Fourth Amended and Restated Credit Agreement dated March 27, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Switch & Data Facilities Company, Inc.

March 31, 2008	By:	/s/ George Pollock, Jr
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Fourth Amended and Restated Credit Agreement dated March 27, 2008